Exhibit 99.1

OxySure (OXYS) Board Approves Name Change to OxySure Therapeutics, Inc.

Frisco, Texas, November 9, 2015 – OxySure Systems, Inc. (OTCQB: OXYS) (“OxySure,” or the “Company”), a global leader and medical device innovator of life-saving, easy-to-use emergency oxygen solutions with its “oxygen from powder” technology and other innovative medical solutions, today announced that its Board of Directors approved a change of the Company’s name to OxySure Therapeutics, Inc.

“The purpose of the name change is to better reflect the business and industry that we are in,” said Julian Ross, CEO of OxySure. “It also enhances the Company’s positioning as we march towards our Nasdaq uplisting and develop our institutional following,” he added.

The Company’s ticker symbol will remain the same, OXYS, and the company’s website will remain the same, www.oxysure.com.

The name change will become effective upon the Company receiving consent from a majority of the stockholders of OxySure and the filing of an amendment to the Company’s articles of incorporation with the Secretary of State in Delaware.

Speaking from the 2015 Annual Scientific Meeting of the American College of Allergy, Asthma & Immunology (ACAAI) in San Antonio Dr. Joe Chalil, Strategic Advisor for OxySure stated: “The word therapeutics encapsulates well all the facets of our business, past, present and future. We note in particular that words such as treatment, curative, remedial, restorative, reparative, corrective and health-giving are all associated with therapeutics.”

About OxySure Systems, Inc.

OxySure Systems, Inc. (OXYS) is a medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure's products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other "Immediately Dangerous to Life or Health" (IDLH) environments. In addition to oxygen products for public/lay responder usage, OxySure also markets emergency medical solutions including AEDs (Cardiac Science, Philips, Zoll, Physio Control, Defibtech, and HeartSine), Quickclot Bleeding Control solutions, resuscitation products and pulse oximetry products. www.OxySure.com

Contacts:

Renmark Financial Communications, Inc.	Redchip Companies, Inc.
Bettina Filippone: bfilippone@renmarkfinancial.com	Jon Cunningham: jon@redchip.com
Richard Dupuy: rdupuy@renmarkfinancial.com	800-733-2447, ext. 107
Tel.: (416) 644-2020 or (514) 939-3989	www.redchip.com/
www.renmarkfinancial.com/

Forward-Looking Statements

Statements in this earnings release that are not historical facts are considered to be forward-looking statements. Such statements include, but are not limited to, statements regarding management beliefs and expectations, based upon information available at the time the statements are made, regarding future plans, objectives and performance. All forward-looking statements are subject to risks and uncertainties, many of which are beyond management’s control and actual results and performance may differ significantly from those contained in forward-looking statements. OxySure Systems, Inc. intends any forward-looking statement to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. OxySure Systems, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made. A discussion of certain risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements is included in OxySure Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.